PURCHASE AGREEMENT


This AGREEMENT, entered into effective as of the 3rd day of March, 2008 (the "Effective Date").

l. PARTIES. Seller is AEI Income & Growth Fund XXI Limited Partnership which owns an undivided 100% interest in the fee simple title to that certain real property legally described in the attached Exhibit "A" as Parcel 1 and AEI Net Lease Income & Growth Fund XIX Limited Partnership which owns an undivided 100% interest in the fee simple title to that certain real property legally described in the attached Exhibit "A" Parcel 2. Buyer is Healthfirst Real Estate III LP and/or its assigns. Seller wishes to sell and Buyer wishes to buy the Property. The closing of the purchase of Parcel 1 and Parcel 2 by Buyer must be simultaneous. Buyer must purchase both Parcels and neither Parcel.

2. PROPERTY. The Property to be sold to Buyer in this transaction consists of an undivided 100% interest in the property located at 7603 San Dario Avenue, Laredo, TX 78045 ("Parcel 1") and an undivided 100% interest in the property located at 2600 North Expressway, Brownsville, TX 78526 (Parcel 2"). Seller owns no interest in any personalty in connection with the Property.

3. PURCHASE PRICE. The purchase price for this 100% interest in Parcel 1 shall be $3,085,833 and the purchase price for this 100% interest in Parcel 2 shall be $2,747,667 for a total purchase price for the Property of $5,833,500,000 all cash.

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

(A). When this agreement is executed, Buyer will pay $100,000 to Seller (which shall be deposited into escrow according to the terms hereof) (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed.

(B). Buyer will deposit the balance of the purchase price, $5,733,500 (the Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

5. CLOSING DATE. Closing shall occur within Thirty (30) days after expiration of the Due Diligence Period (but in no event later than Sixty (60) days from the Effective Date).

6. DUE DILIGENCE. Buyer will have Thirty (30) days commencing on the date that Buyer receives notice that the rights of first refusal and the restrictions on transfer have been waived. (the "Review Period") to conduct all of its inspections and due diligence and satisfy itself regarding the Property and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property and this indemnity shall survive closing or termination of this agreement. Within ten days of the Effective Date of this Agreement, Seller shall provide (except as explained below, in Item A):

A.    One  copy  of a title insurance commitment for  an  Owner's
Title insurance policy (see paragraph 8 below), to be ordered by Buyer immediately upon both parties hereto having executed this agreement.

B.     Current   Financial  Information  on  the  Tenant(s)/Lease
Guarantor(s) as may be in Seller's possession.

C. A copy of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Property as are in Seller's possession.

D.    A  copy  of an "as built" survey of the Property  completed
concurrent   with  Seller's  acquisition  of  the  Property,   if
available in Seller's possession.

E. A copy of any Phase I Environmental Report on the Property, if available in Seller's possession.

F. Lease, and any amendments or modifications thereto (as further set forth in paragraph 11(A) below) of the Property showing occupancy date, lease expiration date, rent, and Guarantees, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.

G. Sales Reports or Profit & Loss Statements on the unit if and as may be in Seller's possession.

Buyer may cancel this agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under the first paragraph of section 6 of this Agreement and those provisions stating otherwise (which will survive termination hereof), Seller (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall return to Buyer its First Payment and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller then may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property, or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the First Payment and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. ESCROW. Escrow shall be opened by Buyer and the funds will be deposited in escrow upon acceptance of this Agreement by both parties. The escrow holder will be a nationally-recognized title company selected by Buyer. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. TITLE. Closing will be conditioned on the agreement of the national title company selected by Buyer, to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; all matters of public record; and other items disclosed to Buyer during the Review Period.

Buyer shall be allowed five (5) business days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, Seller shall be allowed sixty (60) days to cure such objections and make such title marketable or, in the alternative, to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment will be returned and this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.

Pending satisfaction of Buyer's objections, the payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice to the Buyer of satisfaction of Buyer's objections, the parties shall perform this Agreement according to its terms.

9.CLOSING COSTS. Seller will pay 1/2 the escrow fee and 1/2 of the
recording   fees.  If  Buyer  shall  decide  to  purchase   title
insurance, then Seller will pay the cost of obtaining a Standard Owners Title Insurance Policy in the full amount of the purchase price. Buyer will pay 1/2 the escrow fee, 1/2 of the recording fee, the cost of an update to the Survey in Sellers possession (if an update is required by Buyer) and the cost of updating any due diligence provided by Seller, if Buyer requires the same be
updated.   Seller will pay, at closing, a 4% brokerage commission
to   be   shared  between  Blackburn  Properties  c/o  Commercial
Investment Advisors and Michael Berkowitz of Kim Martin Company, Inc., pursuant to Seller's separate written agreement with these brokers. Except as set forth above, both parties represent to the other that they have not been represented by a broker, and agree to hold the other harmless from any claim of brokerage commission by, through, or as a result of representation of the other party. Each party will pay its own attorney's fees and costs to document and close this transaction.

10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

(A). Because the Property is subject to a net lease (as further set forth in paragraph 11(A)(1)), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller warrants that all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Property.

(B). All income and all operating expenses from the Property, if any, shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned, and shall be responsible for all expenses incurred, prior to the date of Closing. Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred on and after the date of closing.

11.  SELLER'S REPRESENTATION AND AGREEMENTS.

(A). Seller represents and warrants as of this date that:

1. Except for the Lease and amendments listed on Exhibit "B", Seller is not aware of any leases of the Property.

2. As to Parcel 1, Seller has signed a Landlord's Agreement Regarding Equipment, dated 12/22/2003, recognizing that the equipment in the property is to be considered personal property and is not owned by the Landlord. As to Parcel 2, Seller has signed a Landlord's Agreement Regarding Equipment, dated 12/22/2003, recognizing that the equipment in the property is to be considered personal property and is not owned by the Landlord.

3.     Seller   is  not  aware  of  any  pending  litigation   or
condemnation  proceedings  against  the  Property   or   Seller's
interest in the Property.

4. The Lease contains a Right of First Refusal to the benefit of the Lessee for the duration of the Lease, including any renewal terms. Seller's obligations hereunder are contingent upon Seller successfully obtaining Lessee's waiver of such right of first refusal with respect to this transaction. Seller agrees to request such a waiver of right of first refusal within three (3) business days of the Effective Date hereof, and shall notify Buyer upon receipt of Lessee's waiver or notice of exercise of said right of first refusal. As to Parcel 1, the Operating and Easement Agreement dated 9/17/1991, as amended, may contain restrictions on transfer. As to Parcel 2, the Outparcel Restrictions dated 6/30/1999, as amended, may contain restrictions on transfer. Seller's obligations hereunder are contingent upon Seller successfully obtaining a waiver of such restrictions, if any.


5. Except as previously disclosed to Buyer and as permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date, except, as to Parcel 1, such restrictions on transfer or other covenants as contained in matters of record, including, but not limited to, the Operating and Easement Agreement dated 9/17/1991 by and between Dayton Hudson Corporation and Codam Investments and Del Mar Investments Group, as amended and except as to Parcel 2, such restrictions on transfer or other covenants as contained in matters of record, including, but not limited to, the Outparcel Restrictions dated 6/30/1999, as amended, made by Brownsville Sunrise Developers, L.P., together with the consent of Brinker Texas, LP and FFCA Acquisition Corp.

(B). Provided that Buyer performs its obligations as required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld.


12.  DISCLOSURES.

(A). Seller has not received any notice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, and ventilating, electrical system. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing, and Buyer may terminate this agreement and the First Payment will be returned.

(B). Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any such notice prior to Closing, Seller will inform Buyer prior to Closing, and Buyer may terminate this agreement and the First Payment will be returned.

(C). Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing, and Buyer may terminate this agreement and the First Payment will be returned.

(D). BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS PRESENT CONDITION, "AS IS, WHERE IS", AND SELLER HAS NO OBLIGATIONS TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

(E). BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND SUCH FINANCIAL INFORMATION CONCERNING THE LESSEE AND ANY GUARANTORS OF THE LEASE AS BUYER OR ITS ADVISORS SHALL REQUEST AND AS MAY BE IN SELLER'S POSSESSION, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY REPRESENTATIONS OR INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED BY SELLER, EXCEPT AS SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED, OR TO BE PROVIDED, BY SELLER WITH RESPECT TO THE PROPERTY, THE PROPERTY AND TO THE LESSEE AND ANY GUARANTORS OF LEASE, WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER HAS NOT (A) MADE INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, AND (B) MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS HEREIN SET FORTH. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS - WHERE IS" BASIS AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN IN PARAGRAPH 11(A) AND (B) ABOVE AND THIS PARAGRAPH 12, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, SUITABILITY FOR LEASE, SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY. SELLER MAKES NO REPRESENTATIONS OF ANY SORT THAT OWNERSHIP OF THE PROPERTY WILL RESULT IN A PROFIT TO ANY BUYER.

(G) BUYER ACKNOWLEDGES THAT SELLER CANNOT, AND DOES NOT, MAKE ANY REPRESENTATION AS TO (A) THE SUCCESS, OR LACK THEREOF, OF THE PROPERTY, (B) THE LESSEE AND ANY GUARANTORS OF THE LEASE OR THEIR ABILITY TO FULFILL THEIR LEASE OBLIGATIONS, OR (C) THE APPROPRIATENESS OF PURCHASING THE PROPERTY FOR THE BUYER'S
INDIVIDUAL TAX OR FINANCIAL SITUATION OR TAX OR FINANCIAL OBJECTIVES. BUYER ACKNOWLEDGES THAT HE OR SHE IS RELYING SOLELY UPON HIS OR HER OWN EXAMINATION OF THE PROPERTY AND ALL FACTS SURROUNDING THE PURCHASE OF THE PROPERTY INCLUDING THE MERITS AND RISKS INVOLVED THEREIN.

The provisions (D) - (G) above shall survive Closing.

13.  CLOSING.

(A). Before the closing date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions contained in paragraph 8 above. Seller will also deliver an Estoppel Certificate certified by Seller (or if available, by Lessee) as to the absence of known defaults by Lessee and Lessor under the Lease

(B). On or before the closing date, Buyer will deposit into escrow the balance of the Purchase Price when required under
Section 4 and any additional funds required of Buyer (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

(C). On the closing date, if escrow is ready to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

If Seller shall default, Seller will forfeit all rights and claims and Buyer will be relieved of all obligations and will be entitled to the return of its Earnest Money, which shall be promptly returned to Buyer. In addition, Buyer shall retain all remedies available to Buyer at law or in equity.

15.  BUYER'S REPRESENTATIONS AND WARRANTIES.

(A). Buyer represents and warrants to Seller as follows:

(1). In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

(2). Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

(3). To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.  DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

(A). If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and
(ii) any ten-day period provided for above in this Subparagraph 16A for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property.

If the cost of repair is less than $10,000.00, Seller shall credit Buyer for the cost of the repairs. Buyer shall then be obligated to otherwise perform hereunder.

(B). If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void at Buyer's option. If Buyer elects to proceed to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property, subject to rights of any Tenant of the Property.

In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16A or 16B, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.)

17.  1031 EXCHANGE.

If Buyer is purchasing the Property as "replacement property" to for purposes of a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to a third party who will act as Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby such party will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of the designated third party, Seller will deed the property to Buyer.

18.  CANCELLATION

If any party elects to cancel this Contract because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 10 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 10 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

19.  MISCELLANEOUS.

(A). This Agreement may be amended only by written agreement signed by both Seller and Buyer and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

(B). If this escrow has not closed by the Closing Date through no fault of Seller, Seller may, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

(C). Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

(D). All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

IF TO SELLER:

AEI Fund Management XXI, Inc.
AEI Fund Management XIX, Inc.
Attn: Marni Nygard
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN  55101

IF TO BUYER:

Healthfirst Real Estate III LP
Healthfirst Real Estate III LP
Attn: Steve Hardee
4504 Boat Club Road, Suite 800
Fort Worth, TX 76135
hardeesteve@hotmail.com


When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has one (1) business days from receipt within which to accept this offer.

This   Agreement  shall  be  governed  by,  and  interpreted   in
accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.



BUYER:

Healthfirst Real Estate III LP

By: /s/ Steve Hardee
        Steve Hardee









SELLER:

[As to Parcel 1 Only]
AEI Income & Growth Fund XXI Limited Partnership
By AEI Fund Management XXI, Inc., Its Managing Member


By: /s/ Robert P Johnson
        Robert P. Johnson - President


[As to Parcel 2 Only]
AEI Income & Growth Fund XIX Limited Partnership
By AEI Fund Management XIX, Inc., Its Managing Member


By: /s/ Robert P Johnson
        Robert P. Johnson - President








                            Exhibit A

                        Legal Description

Parcel 1:
TRACT I:

Situated in Webb County, Texas, and being THE SURFACE ONLY of Lot
8A, Block 1, North Creek Plaza Phase 2, as per Replat recorded in
Volume 18, Page 78, Webb County Plat Records; more particularly described as follows:

Being a tract of land that is caluculated to contain 1.2786 acres, more or less, in the City of Laredo, Webb County, Texas, this 1.2786 acre tract id identified as Lot 8A, block 1, as per the Replat of Lt 8, Block 1, North Creek Plaza Phase 2 that is recorded in Volume 13, Page 24 of the Plat Records of Webb County, Texas, and Lot 9A, Block 1, North Creek Plaza Phase 2 as per the Replat of Lots 9A, 9B, 9C and 11A, Block 1, North Creek Plaza Phase 2 into Lot 8A and Lot 9D, Block 1, North Creek Plaza Phase 2 which is recorded in Volume 18, Page 78 of the Plat Records of Webb County, Texas, this 1.2786 acre tract is more particularly described by metes and bounds as follows, to-wit

BEGINNING at an "X" mark that was found in concrete sidewalk on the easterly right-of-way line of Interstate Highway No 55 (variable right-of-way width, minimum width = 400 feet), this being a southwesterly exterior corner of Lot 9F, Block 1, North Creek Plaza Phase 2 as per the Replat that is recorded in Volume 19, Page 40 of the Plat Records of Webb County Texas, this being the northwest corner of the aforementioned Lot 8A, Block 1, North Creek Plaza Phase 2 and the northwest corner of this 1.2786 acre tract:

THENCE North 89 57' 02" East, 245.77 Feet with a southerly line of Lot 9F, Block 1, North Creek Plaza Phase 2, the north line of Lot 8A and north line hereof, to a 1/2 inch diameter iron rod that was set to replace a bent 1/2 inch diameter iron rod that was found at an interior corner of said Lot 9F, the northeast corner of the aforementioned Lot 8A and the north east corner of this tract;

THENCE South 00 02' 58" East, 222.48 Feet with a westerly line of said Lot 9F and east line of said Lot 8A, the east line hereof, to a 1/2 inch diameter iron rod that was set to replace a bent 1/2 inch diameter iron rod that was found at an interior corner of said Lot 9F the southeast corner of the aforementioned Lot 8A, and the southeast corner of this tract;

THENCE south 89 57' 02" West with a north line of said Lot 9F and south line of said Lot 8A, passing at 59.58 Feet a northwesterly exterior corner of said Lot 9F and the northeast corner of Lot 7, Block 1, North Creek Plaza Phase 2 as shown on the plat that is recorded in Volume 13, Page 24 of the Plat Records of Webb County, Texas, and continuing on with the north line of said Lot 7 and south line of said lot 8A, the south line hereof 254.91 feet in all to a 1/2 inch diameter iron rod that found on the easterly right-of-way line of Interstate Highway No. 55 for the northwest corner of said Lot 7 the southwest corner of said Lot 8A and the southwest corner of this tract:

THENCE North 02 18' 09" East, 222.67 Feet with the easterly right-of-way line of Interstate Highway No. 55 and the westerly line of said Lot 8A, the westerly line hereof to the PLACE OF BEGINNING and containing 1.2786 acres of land, more or less.

TRACT I-A (EASEMENT)

Together with and subject to Easement Estates created by that certain Operation and Easement Agreement that is dated September 17, 1991, executed by and between Dayton Hudson Corporation and Codam Investments and Del Mar Investments Group, Agreement
effective   as  of  August  7,  1992  executed  by  and   between
Albertson's Inc., Dayton Hudson Corporation, Codam Investments and Del Mar Investment Group, recorded in Volume 51, Page 225-278 Official Public Records Webb County Texas, recorded in Volume 51, Page 279-538 Official Public Records of Webb County Texas, recorded in Volume 51, Page 559-599, Official Public Records of Webb County, Texas, 2nd Amendment recorded in volume 149, Page 46-540, Official Public Records of Webb County, Texas 3rd Amendment recorded in Volume 701, Page 615-619, Official Public Records of Webb County, Texas 4th Amendment recorded in Volume 750, Page 676-697 Official Public Records of Webb County Texas.

TRACT II-B (EASEMENT)

Together with and subject to a nonexclusive easement for ingress and egress over and upon the Grantor's parcel described on Exhibit "C" of Easement for ingress and Egress dated September 17, 1991, executed by Dayton Hudson Corporation to Codam Investments and recorded in Volume 1509, Page 64-76 of the Rea Property Records of Webb County, Texas, Amended in instrument dated August 7, 1992 and recorded in Volume 51, Page 207-211 of the Official Public Records of Webb County, Texas, and Volume 55, Pages 4775-479 of the Official Public Records of Webb County, Texas

TRACT III-C (EASEMENT)

Together with and subject to a non-exclusive easement for vehicular and pedestrian ingress and egress over and across the Easement Parcels described in Easement Agreement dated January 29, 19999, executed by and between NCG Phase II, Ltd and North Creek Group, Ltd and Kona Restaurant Group, Inc., recorded in Volume 750, Page 725-754 of the Official Public Records of Webb County, Texas which survey correctly shows the location of all buildings, structures and improvements on said described Tract I, that there are no visible encroachments onto adjoining properties, streets, alleys, easements or set back line by any of said buildings structures or other elements; that there are no recorded or visible rights of way or easements on said described Parcel except as shown on said survey, that there are no party walls or visible encroachments on said described Parcel by buildings, structures or other improvements situated on adjoining property except as shown on said map or survey, and that the described Parcel has direct access to a publicly dedicated right-of-way through existing easements as are shown on said play or survey.

This  in  the  same  tract  of land that  was  conveyed  to  FFCA
Acquisition Corporations, a Delaware Corporation, by Kona Restaurant Group In., by that certain Special Warranty Deed dated may 27, 19999 and that is recorded in Volume 785, Page 777-782 of the Official Public Records of Webb County, Texas

Parcel 2

Being Lot 1, Block 1, SUNRISE COMMONS NO.2 SUBDIVISION, City of Brownsville, Cameron County, Texas, according to the map thereof recorded in Cabinet 1 Slot 1723-B, Map Records of Cameron County, Texas. Together with a perpetual non-exclusive access easement over and across Lots 2, 3, 4, and 5, Block 1, SUNRISE COMMONS NO 2 SUBDIVISION, as shown on the plat of said subdivision and as contained in the Declaration of Easements and Restrictions dated April 21, 1999, recorded in Volume 5547, Page 196, Official Records of Cameron County, Texas.






                            Exhibit B


Parcel 1:

1.   Net Lease Agreement between Fund XXI Limited Partnership and
     Kona Restaurant Group, Inc., dated      12/30/2003

2.   Memorandum of Lease dated 12/30/2003

3.   Guarantee of Lease by Fired Up, Inc.

Parcel 2:

1.   Net Lease Agreement between Fund XIX Limited Partnership and
     Kona Restaurant Group, Inc., dated      12/30/2003

2.   Memorandum of Lease dated 12/30/2003

3.   Guarantee of Lease by Fired Up, Inc., dated 12/30/2003